EXHIBIT 11

                        MICRO COMPONENT TECHNOLOGY, INC.
                                    FORM 10-K
                     COMPUTATION OF EARNINGS PER COMMON AND
                             COMMON EQUIVALENT SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            June 24,   June 29, June 28,
                                                              1995      1996      1997
                                                            -------    ------   -------
PRIMARY
Income (loss) from continuing operations                    $ 1,566    $2,568   $(1,563)
Income (loss) from discontinued operations                   (3,897)      652      --
                                                            -------    ------   -------
Income (loss) before extraordinary item                      (2,331)    3,220    (1,563)
Extraordinary item                                            1,005      --        --
                                                            -------    ------   -------
Net income (loss)                                           $(1,326)   $3,220   $(1,563)
                                                            =======    ======   =======

Weighted average number of common shares outstanding
    during the period                                         4,924     6,513     7,030
Shares issuable on exercise of stock options and warrants
    less shares repurchaseable from the proceeds               --         417      --
Shares issuable on conversion of redeemable preferred
    stock                                                       316       316      --
                                                            -------    ------   -------
Common and common equivalent shares - primary                 5,240     7,246     7,030
                                                            =======    ======   =======

Income (loss) per share from continuing operations          $  0.30    $ 0.35   $ (0.22)
Income (loss) per share from discontinued operations          (0.74)     0.09      --
                                                            -------    ------   -------
Income (loss) per share before extraordinary item             (0.44)     0.44     (0.22)
Extraordinary item per share                                   0.19      --        --
                                                            -------    ------   -------
Net income (loss) per share - primary                       $ (0.25)   $ 0.44   $ (0.22)
                                                            =======    ======   =======


FULLY DILUTED
Income (loss) from continuing operations                    $ 1,566    $2,568   $(1,563)
Income (loss) from discontinued operations                   (3,897)      652      --
                                                            -------    ------   -------
Income (loss) before extraordinary item                      (2,331)    3,220    (1,563)
Extraordinary item                                            1,005      --        --
                                                            -------    ------   -------
Net income (loss)                                           $(1,326)   $3,220   $(1,563)
                                                            =======    ======   =======

Common and common equivalent shares - fully diluted           5,240     7,246     7,030
                                                            =======    ======   =======

Income (loss) per share from continuing operations          $  0.30    $ 0.35   $ (0.22)
Income (loss) per share from discontinued operations          (0.74)     0.09      --
                                                            -------    ------   -------
Income (loss) per share before extraordinary item             (0.44)     0.44     (0.22)
Extraordinary item per share                                   0.19      --        --
                                                            -------    ------   -------
Net income (loss) per share - fully diluted                 $ (0.25)   $ 0.44   $ (0.22)
                                                            =======    ======   =======
